Exhibit 99.1

CARNIVAL CORPORATION & PLC ANNOUNCES CARNIVAL PLC SHARE SALE

AND CARNIVAL CORPORATION STOCK REPURCHASE PROGRAM

MIAMI, January 31, 2013 — Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) announces that Carnival Corporation and Carnival Investments Limited, a wholly owned subsidiary of Carnival Corporation, intend to sell existing Carnival plc ordinary shares that they hold in the UK market (“Share Sales”). The ordinary shares will be sold from time to time in the UK in “at the market” transactions at times when the Carnival Corporation common stock is trading at a discount to Carnival plc shares. Carnival Corporation & plc intends to use the net proceeds of the Carnival plc Share Sales to repurchase Carnival Corporation common stock on at least an equivalent basis in the U.S. market (“Stock Swap Repurchase”), and to use the remaining net proceeds, if any, for general corporate purposes. Carnival Corporation & plc only intends to trade where it will derive an economic benefit from the Carnival plc Share Sales and Carnival Corporation Stock Swap Repurchase program.

Depending upon market conditions, Carnival Corporation and Carnival Investments Limited over time will sell up to 32,000,000 ordinary shares of Carnival plc in this program. Under the terms of the articles of association of Carnival plc the ordinary shares sold by Carnival Corporation and Carnival Investments Limited will, once held outside of the Carnival Corporation group, become re-enfranchised for voting purposes.

Carnival plc has filed a registration statement on Form S-3ASR (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) in relation to the Share Sales program, for U.S. regulatory purposes. Interested parties should read the prospectus in that registration statement and the other documents that Carnival Corporation & plc have filed with the SEC that are incorporated by reference into the prospectus for more complete information about Carnival Corporation & plc and this program. These documents are available at no charge by visiting EDGAR on the SEC Web site at www.sec.gov. You may also request a copy of the prospectus for this offering, and the documents incorporated by reference into the prospectus from Carnival Corporation & plc, without charge, upon written or oral request. Requests for such copies should be directed to the following:

CARNIVAL CORPORATION and CARNIVAL PLC

c/o CARNIVAL CORPORATION

3655 N.W. 87TH AVENUE

MIAMI, FLORIDA 33178-2428

ATTENTION: COMPANY SECRETARY

TELEPHONE: (305) 599-2600, EXT. 18018.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Carnival Corporation & plc is the largest cruise company in the world, with a portfolio of cruise brands in North America, Europe, Australia and Asia, comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn, AIDA Cruises, Costa Cruises, Cunard, Ibero Cruises, P&O Cruises (Australia) and P&O Cruises (UK).

Together, these brands operate 100 ships totaling 203,000 lower berths with nine new ships scheduled to be delivered between March 2013 and March 2016. Carnival Corporation & plc also operates Holland America Princess Alaska Tours, the leading tour company in Alaska and the Canadian Yukon. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

Caution Concerning Forward-Looking Statements

This release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Carnival Corporation & plc. More detailed information about these factors may be found in filings by Carnival Corporation & plc with the SEC, including their most recent joint Annual Report on Form 10-K and joint Quarterly Reports on Form 10-Q. Carnival Corporation & plc are under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events, or otherwise.

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